UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vical Incorporated

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

TO THE STOCKHOLDERS OF VICAL INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2014, at 8:00 a.m. Pacific Time at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121, for the following purposes:

1.	To elect two nominees named herein as Class I directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are elected;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the accompanying Proxy Statement;

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 26, 2014, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Vijay B. Samant

President and Chief Executive Officer

San Diego, California

April 9, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2014

THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT

WWW.PROXYVOTE.COM

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF THIS PROXY STATEMENT WAS MAILED TO YOU, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORDHOLDER A PROXY CARD ISSUED IN YOUR NAME.

THANK YOU FOR ACTING PROMPTLY.

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2014

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have provided you this proxy statement and, if this proxy was mailed to you, the enclosed proxy card, because the Board of Directors of Vical Incorporated (sometimes referred to as the “Company” or “Vical”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may follow the instructions below to submit your proxy on the Internet.

We intend to mail a notice regarding the availability of proxy materials to our stockholders of record and to make this proxy statement available on or about April 9, 2014. We will pay for the cost of soliciting proxies to vote at the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of the two nominees named herein as Class I directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are elected;

•	An advisory approval of the compensation of the Company’s named executive officers, as described in this proxy statement; and

•

Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

Why did I receive a Notice Regarding the Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission we make our proxy materials available to our stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 26, 2014, will be entitled to vote at the Annual Meeting. On this record date, there were 86,816,728 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record?

If at the close of business on March 26, 2014, your shares were registered directly in your name with Vical’s transfer agent, Computershare, then you are a stockholder of record.

What if my shares are not registered directly in my name but are held in street name?

If at the close of business on March 26, 2014, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If I am a stockholder of record of Vical shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the telephone, on the Internet, or using a proxy card that you may request or that we may elect to deliver at a later time.

The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.

•

To vote by proxy using a proxy card that may be delivered, complete, sign and date your proxy card and return it promptly in the envelope provided. If you wish to request a proxy card, please follow the instructions for requesting proxy materials in the Notice.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on a proxy card that may be delivered under the heading “Vote by Phone” and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 21, 2014, to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Vical shares, how do I vote?

If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners who received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. Beneficial owners who wish to vote in person at the annual meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

What types of votes are permitted on each proposal?

For Proposal 1, the election of the nominees named herein as directors, you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for the nominees. For the other matters to be voted on, you may vote “For” or “Against” or you may “Abstain” from voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of the nominees named herein as Class I directors, the nominees named herein receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•

Proposal 2, the advisory approval of the compensation of the Company’s named executive officers, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014, will be approved if it receives a “For” vote from the holders of a majority of shares voted either in person or by proxy. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 26, 2014.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present at the meeting or represented by proxy. At the close of business on the record date for the meeting, there were 86,816,728 shares outstanding and entitled to vote. Thus 43,408,365 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. If there is no quorum, a majority of the votes present at the meeting or represented by proxy may adjourn the meeting to another date.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director in Proposal 1, “For” Proposal 2, the advisory approval of the compensation of the Company’s named executive officers, and “For” Proposal 3, the ratification of the selection of Ernst & Young LLP. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to Vical’s Corporate Secretary at 10390 Pacific Center Court, San Diego, CA 92121; or

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2015 Annual Meeting?

To be eligible for inclusion in the proxy materials for the 2015 Annual Meeting of Stockholders, a stockholder proposal must be received by Vical’s Corporate Secretary by the close of business on December 10, 2014. Stockholder proposals should be addressed to Vical Incorporated, Attn: Corporate Secretary, 10390 Pacific Center Court, San Diego, CA 92121.

What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2015 Annual Meeting of Stockholders?

If you wish to submit a proposal that is not to be included in next year’s proxy materials, you generally must do so not less than 50 days nor more than 75 days prior to the date of our 2015 Annual Meeting of Stockholders in order for the proposal to be considered at the meeting. If you wish to submit a director nomination for consideration at our 2015 Annual Meeting of Stockholders, you must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating/Governance Committee. All proposals and nominations must be submitted in writing to Vical Incorporated, Attn: Corporate Secretary, 10390 Pacific Center Court, San Diego, CA 92121. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We expect to report final voting results in a current report on Form 8-K within four business days after the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

We have three classes of directors serving staggered three-year terms. Our Board is presently composed of seven directors. Class I and Class III currently consist of two directors and Class II consists of three directors. Two Class I directors are to be elected at the Annual Meeting to serve until our 2017 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. The terms of the Class II and Class III directors expire at our 2015 and 2016 Annual Meetings of Stockholders, respectively.

The nominees for Class I directors are Robert C. Merton and Vijay B. Samant. They are currently directors of Vical, have been nominated for election by the Board based on the recommendation of the Nominating/Governance Committee of our Board of Directors, and were previously elected as directors by the stockholders. It is our policy to encourage all directors to attend the Annual Meeting. All of our then current directors attended our 2013 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting. The nominees receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as directors of Vical. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. Shares represented by proxy cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and our management has no reason to believe that the nominees will be unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEES.

Set forth below is biographical information as of March 1, 2014, for the nominees and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Vical	Director Since
R. Gordon Douglas, M.D.	79	Chairman of the Board	May 1999
Richard M. Beleson	60	Director	May 2013
Gary A. Lyons	62	Director	March 1997
George J. Morrow	62	Director	October 2012
Robert C. Merton, Ph.D.	69	Director	March 2002
Vijay B. Samant	61	Director, President and Chief Executive Officer	November 2000
Stephen A. Sherwin, M.D.	65	Director	May 2013

Nominees for Election for a Three-Year Term Expiring at the 2017 Annual Meeting

Robert C. Merton, Ph.D., is currently the School of Management Distinguished Professor of Finance at the MIT Sloan School of Management. He is also University Professor Emeritus at Harvard University and the Resident Scientist at Dimensional Holdings, Inc. Dr. Merton was the George Fisher Baker Professor of Business Administration from 1988 to 1998 and the John and Natty McArthur University Professor from 1998 to 2010 at the Harvard Business School. He previously served on the finance faculty of the MIT Sloan School of Management from 1970 until 1988. Dr. Merton received the Alfred Nobel Memorial Prize in Economic Sciences in 1997 for a new method to determine the value of derivatives. He is a past President of the American Finance Association, a member of the National Academy of Sciences and a fellow of the American Academy of Arts and

Sciences. Until September 2008, Dr. Merton was a director and the Chief Science Officer of Trinsum, created in 2007 by a merger of Marakon Associates and Integrated Finance Limited, a specialized investment bank he co-founded in 2002. Dr. Merton served as a director of Community First Financial Group and Peninsula Banking Group from 2003 to 2010. He serves on advisory boards of several companies and institutions. Some of Dr. Merton’s other financial and accounting experience includes serving as a Senior Advisor to and Managing Director of JP Morgan Chase & Co. from 1999 to 2001, and a cofounder and principal of Long-Term Capital Management, L.P. He has received numerous academic awards and has lectured widely. Dr. Merton holds a B.S. degree in engineering mathematics from Columbia University, an M.S. degree in applied mathematics from the California Institute of Technology, and a Ph.D. degree in economics from MIT. In addition, Dr. Merton holds numerous honorary degrees.

Vijay B. Samant joined us as President and Chief Executive Officer in November 2000. Prior to joining us, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck & Co., Inc. (“Merck”). From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at MIT, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant has been a member of the board of directors of Raptor Pharmaceutical Corporation since 2011, and was a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012.

Directors Continuing in Office Until the 2015 Annual Meeting

Richard M. Beleson retired as a Senior Vice President with the Capital Group Companies in 2010, where from 1984 until his retirement, he served as an equity investment analyst and institutional investor focused on the biotechnology and pharmaceutical industries. Mr. Beleson also served as a Vice President of the Growth Fund of America, and during his career had investment responsibilities in the Investment Company of America, Washington Mutual Investors Fund, the Income Fund of America, Fundamental Investors, the AMCAP Fund, the New Perspective Fund, and the Smallcap World Fund. Mr. Beleson holds a B.S. degree in biological sciences from Stanford University and an M.B.A. degree in finance and accounting from the UCLA Graduate School of Management. He currently serves as a director of Spineview, Inc. and is on the advisory board of the UCLA Anderson School of Management Center for Global Management. In addition, Mr. Beleson serves on the board of trustees of the Asian Art Museum of San Francisco and the American Numismatics Society.

R. Gordon Douglas, M.D., currently serves as the chairman of the board of directors for Aeras and as chairman of the board of directors for NovaDigm Therapeutics Inc. Dr. Douglas also serves as a member of the board of directors of Protein Sciences Corporation. Dr. Douglas served on the boards of directors of Middlebrook Pharmaceuticals Inc. from 2000 to 2010 and IOMAI Corporation from 2002 to 2008. Dr. Douglas consulted for the Dale and Betty Bumpers Vaccine Research Center at the National Institutes of Health from 1999 to 2011. He is currently an Emeritus Professor of Medicine at Weill Cornell Medical College. Dr. Douglas retired in April 1999 from Merck, where he had been President of the Merck Vaccine Division since 1991 and a member of the Merck Management Committee. Prior to joining Merck, Dr. Douglas was Chairman of the Department of Medicine and Physician-in-Chief at the New York Hospital-Cornell Medical Center, and he held earlier teaching, research and administrative posts at the University of Rochester Medical Center and Baylor College of Medicine. He holds a bachelor’s degree from Princeton University and an M.D. degree from Cornell University Medical College. Dr. Douglas received his medical staff training at The New York Hospital and Johns Hopkins Hospital and is Board Certified in Internal Medicine. He is a member of the Institute of Medicine, the Association of American Physicians, the Infectious Diseases Society of America and numerous other organizations.

George J. Morrow served as Executive Vice President, Global Commercial Operations at Amgen Inc., a global biotechnology company, from 2003 until his retirement in 2011. Mr. Morrow also served as Amgen’s Executive Vice President of Worldwide Sales and Marketing from 2001 to 2003. From 1992 to 2001, Mr. Morrow held multiple leadership positions at GlaxoSmithKline Inc. and its subsidiaries, last serving as President and Chief Executive Officer of Glaxo Wellcome Inc. Mr. Morrow currently serves on the board of directors of Align Technology, Inc., a global medical device company, and Safeway Inc., a food and drug retailer. Mr. Morrow has served previously on boards for Glaxo Wellcome, Inc., Human Genome Sciences, Inc., the Johns Hopkins School of Public Health, National Commerce Bank, and the Duke University Fuqua School of Business. Mr. Morrow holds a B.S. in chemistry from Southampton College, Long Island University, an M.S. in biochemistry from Bryn Mawr College and an M.B.A. from Duke University.

Directors Continuing in Office Until the 2016 Annual Meeting

Gary A. Lyons held various positions with Neurocrine Biosciences, Inc., a biopharmaceutical company, for 16 years through January 2008, including President and Chief Executive Officer. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. Mr. Lyons presently serves as a member of the board of directors of Neurocrine Biosciences, Inc., Rigel Pharmaceuticals, Inc., KaloBios Pharmaceuticals, Inc., and Cytori Therapeutics. In addition, Mr Lyons served previously on the boards of directors of PDL BioPharma, Facet Biotech Corporation, Poniard Pharmaceuticals, Inc. and NeurogesX, Inc. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.

Stephen A. Sherwin, M.D., is a Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in the Hematology/Oncology Division of San Francisco General Hospital. Dr. Sherwin was Chairman of the Board and Chief Executive Officer of Cell Genesys, Inc. from 1990 until the company’s merger with BioSante Pharmaceuticals, Inc. in 2009. He was also a co-founder and Chairman of the Board of Abgenix, Inc., an antibody company which was acquired by Amgen Inc. in 2006, and co-founder and Chairman of Ceregene, Inc., a gene therapy company which was acquired by Sangamo Biosciences, Inc. in 2013. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., most recently as Vice President of Clinical Research. Prior to 1983, he was on the staff of the National Cancer Institute. Dr. Sherwin holds a B.A. degree in biology from Yale University and an M.D. degree from Harvard Medical School and is board-certified in internal medicine and medical oncology. He is a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology and the American Association for Cancer Research. He is currently a member of the boards of directors of Biogen Idec Inc., Neurocrine Biosciences, Inc., Rigel Pharmaceuticals, Inc. and Verastem, Inc. Dr. Sherwin previously served on the board of directors of BioSante Pharmaceuticals, Inc. He is also a member of the board of directors and chairman emeritus of the Biotechnology Industry Organization and has recently served on the President’s Council of Advisors for Science and Technology Working Group on Advancing Innovation in Drug Development and Evaluation.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of the Board of Directors

Under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors, except for Mr. Samant, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards.

See also “Certain Relationships and Related Person Transactions” below.

Board Leadership Structure and Risk Management

Our Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent, non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

The Board has an active role in overseeing the Company’s risk management. The Board regularly reviews information presented by management regarding the Company’s business and operations risks, including those relating to liquidity, regulatory and compliance, and monitors risk through Board reports and discussions regarding risk at Board meetings. The Board also reviews and approves corporate goals and budgets on an annual basis. Further, pursuant to its charter, the Audit Committee reviews with the Board any issues that may arise in the performance of its duties, including those relating to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and its Code of Business Conduct and Ethics. The Compensation Committee monitors risk related to compensation policies and the Nominating/Governance Committee monitors risk related to governance and succession planning.

Corporate Governance Guidelines

We are committed to the diligent exercise of sound corporate governance principles. Our Board of Directors has adopted Corporate Governance Guidelines to provide assistance to the Board in managing Board composition, representation, function and performance. The Corporate Governance Guidelines are attached as an exhibit to the charter of our Nominating/Governance Committee, which is available on our website at www.vical.com.

Executive Sessions

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process for stockholder communications with the Board or individual directors. Information regarding this process is available on our website at www.vical.com.

Committees of the Board of Directors

During the fiscal year ended December 31, 2013, our Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. The Audit Committee, Compensation Committee and Nominating/Governance Committee each operate under a written charter adopted by our Board, all of which are available on our website at www.vical.com.

The following table provides membership and meeting information as of and for the fiscal year ended December 31, 2013, for each of the committees:

Name	Audit		Compensation		Nominating/ Governance
Richard M. Beleson (1)	X
Robert H. Campbell (2)	X		X		X
R. Gordon Douglas, M.D.					X
Gary A. Lyons			X		X	*
Robert C. Merton, Ph.D.	X	*
George J. Morrow	X		X	*
Stephen A. Sherwin, M.D. (3)			X		X

Total meetings held in fiscal year 2013	5		4		4

*	Chairperson

(1)	Mr. Beleson was appointed to the Audit Committee effective July 12, 2013.

(2)	Mr. Campbell served on the Audit Committee, Compensation Committee and Nominating/Governance Committee until March 8, 2013.

(3)	Dr. Sherwin was appointed to the Compensation Committee and the Nominating/Governance Committee effective July 12, 2013.

During the fiscal year ended December 31, 2013, each director attended at least 75% in the aggregate of the meetings of the committees on which he served held during the portion of the year for which he was a committee member.

Below is a description of each committee of our Board of Directors. Our Board has determined that each committee member is independent within the meaning of applicable Nasdaq listing standards.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting, and audits of our financial statements. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; engages the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews annually the Audit Committee’s written charter and the committee’s performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

Our Board of Directors has determined that Robert C. Merton, Ph.D. qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. In making such determination, the Board made a qualitative assessment of Dr. Merton’s level of knowledge and experience based on a number of factors, including his formal education and experience.

The report of the Audit Committee is included herein on page 38.

Compensation Committee

The Compensation Committee oversees our overall compensation strategy and related policies, plans and programs. Among other functions, the Compensation Committee determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of our other executive officers, as appropriate; reviews and recommends to the Board the type and amount of compensation to be paid to Board members; recommends to the Board the adoption, amendment and termination of our Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”); administers the Stock Incentive Plan; and reviews and establishes appropriate insurance coverage for our directors and executive officers. The Compensation Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Compensation Committee has broad power to form and delegate its authority to subcommittees pursuant to its charter. The Compensation Committee has delegated authority to the President’s Stock Option Committee, which was established by our Board of Directors, to make initial equity grants within certain parameters, beyond which Compensation Committee approval is required.

The report of the Compensation Committee is included herein on page 23.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors consisted of Mr. Campbell, Mr. Morrow, Dr. Sherwin and Mr. Lyons during the fiscal year ended December 31, 2013. Mr. Campbell served on the Compensation Committee until March 8, 2013. Dr. Sherwin was appointed to the Compensation Committee effective July 12, 2013. No member of the Compensation Committee was at any time during or prior to the fiscal year ended December 31, 2013 an officer or employee of Vical. No interlocking relationship existed between Mr. Campbell, Mr. Morrow, Dr. Sherwin or Mr. Lyons and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

Nominating/Governance Committee

The Nominating/Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors; reviewing and evaluating our incumbent directors and the performance of our Board; recommending candidates to our Board for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance guidelines for Vical.

Consideration of Director Nominees

Director Qualifications

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements. The Nominating/Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Vical, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of stockholders. However, the Nominating/Governance Committee retains the right to modify these qualifications from time to time.

Qualification of Current Directors

The composition of our current Board reflects diversity in business and professional experience and skills. When considering whether our current directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Nominating/Governance Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth herein. In particular:

•

With regard to Dr. Douglas, our Board considered his extensive industry-specific expertise, including his previously held role as President of Merck’s vaccine division, as well as his extensive experience as a physician and academician.

•

With regard to Mr. Beleson, our Board considered his extensive experience in the finance and investment industry, including his previously held role as Senior Vice President with the Capital Group Companies, as well as his extensive experience as an equity investment analyst and institutional investor focused on the biotechnology and pharmaceutical industries.

•

With regard to Mr. Lyons, our Board considered his extensive managerial experience, including his role as a Chief Executive Officer and other executive level positions at public and private companies in the biotechnology sector.

•	With regard to Mr. Morrow, our Board considered his global experience in commercial activities and oncology, as well as his experience managing policy and strategies with various government agencies.

•	With regard to Dr. Merton, our Board considered his global experience in finance and investments, financial planning and risk management.

•

With regard to Mr. Samant, our Board considered his extensive expertise in biopharmaceutical development and product commercialization, as well as his strong technical and entrepreneurial experience in diverse fields.

•

With regard to Dr. Sherwin, our Board considered his extensive expertise in the life science industry, including his role as Chairman of the Board and Chief Executive Officer of Cell Genesys, Inc., as well as his strong technical background in his specialty of medical oncology.

Evaluating Nominees for Director

The Nominating/Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee considers age, experience, skills, and such other factors as it deems appropriate given the current needs of the Board and Vical, to maintain a balance of knowledge, experience and capability. In addition, the Nominating/Governance Committee also considers diversity in its evaluation of candidates for Board membership. The Board of Directors believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to Vical during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder, or stockholders, holding more than 5% of our voting stock.

Stockholder Nominations

The Nominating/Governance Committee will consider director candidates recommended by stockholders. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating/Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating/Governance Committee c/o Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121, Attn: Corporate Secretary. Each submission must set forth: the name and address of the Vical stockholder on whose behalf the submission is made; the number of Vical shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Each submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Meetings

During the fiscal year ended December 31, 2013, our Board of Directors held eight meetings. All directors attended at least 75% in the aggregate of the meetings of our Board of Directors held during the portion of the year for which they were directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a Related-Person Transactions Policy to monitor transactions in which Vical and any of the following have an interest: a director, executive officer or other employee or a nominee to become a director of the Company; a security holder known by the Company to be the record or beneficial owner of more than 5% of any class of the Company’s voting securities; an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and any firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person directly or indirectly has a 5% or greater equity interest (collectively, “Related Persons”). The policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant in which the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect material interest (“Related-Person Transactions”). Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered Related-Person Transactions under this policy.

Under this policy, any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of this policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related-Person Transaction shall be approved by another independent member of the Board. Our Related-Person Transaction Policy can be found in the Corporate Governance section posted on our website at www.vical.com.

In August of 2010, the Board of Directors, with the Audit Committee’s approval, authorized the Company to enter into an agreement with one of our current directors, Gary A. Lyons, to provide consulting services related to the Company’s business development activities. The initial term of the contract was for a five month period with $7,500 per month being paid to Mr. Lyons during that period. The agreement was extended in December 2010, June 2011, December 2011, June 2012, January 2013 and in June 2013. The agreement was not renewed when it expired in December 2013.

There were no other Related-Person Transactions since January 1, 2013 required to be reported pursuant to applicable SEC rules.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all of our officers, directors and employees, which can be viewed on our website at www.vical.com. If we make any substantive amendments to our Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This section explains our executive compensation program as it relates to the “named executive officers” listed below whose 2013 compensation information is presented in the tables following this discussion in accordance with SEC rules. Both Ms. Broadfoot and Mr. Rolland served as executive officers and received compensation from us during 2013 but are no longer employees of the Company.

Vijay	B. Samant, Chief Executive Officer
Igor	P. Bilinsky, Senior Vice President, Corporate Development
Larry	R. Smith, Ph.D., Vice President, Vaccine Research
Anthony	A. Ramos, Vice President Finance, Chief Accounting Officer
Jill	M. Broadfoot, Former Senior Vice President, Chief Financial Officer and Secretary
Alain	P. Rolland, Pharm.D., Ph.D., Former Executive Vice President, Product Development

Commitment to Pay for Performance. The Compensation Committee of the Board of Directors has implemented an annual performance program under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each executive. The corporate goals are organized within the following three departments:

•	finance;

•	business development; and

•	product development.

Performance against the corporate goals and the executives’ individual goals is used by the Compensation Committee and the Board of Directors in evaluating and determining all facets of the compensation of our executives.

For 2013, our pay for performance philosophy resulted in the following decisions, among others, as further described below:

•

In order to further align our CEO’s overall compensation with the success of the Company, the Compensation Committee implemented performance-based vesting for the stock option granted to our CEO in January 2014. Mr. Samant’s performance-based option vests only if certain clinical milestones are met over the next three years. This performance based option accounts for more than 60% of the equity awards granted to him in 2014.

•

The Compensation Committee did not approve any increases in base salary or cash bonuses for our executive officers for 2013, primarily as a result of the Allovectin® program not meeting its agreed upon endpoints.

Executive Compensation Philosophy and Overview

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. In doing so, the Committee seeks to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, commercial, financial and operational performance.

Factors Used in Determining Executive Compensation

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with the following ranges of salaries and total compensation for executives in similar positions and with similar responsibilities in the companies represented in the compensation data we review:

•	median range for a rating of meets expectations in the previous year;

•	60th percentile for a rating of exceeds expectations in the previous year; and

•	75th percentile for a rating of outstanding in the previous year.

We work within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the executive’s particular employment background and circumstances, including training and prior relevant work experience;

•	the executive’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the executive’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our Company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

Peer Companies and Market Compensation Data

The Compensation Committee develops our compensation plans by utilizing subscription compensation survey data for national and regional companies in the biopharmaceutical industry and publicly available compensation data from a peer group. In addition, the Compensation Committee will, from time to time, use the services of a compensation consultant. The Compensation Committee retained the services of an independent compensation consultant to support its 2013 compensation review. The peer group, which is periodically updated by the Compensation Committee and reviewed by the Board of Directors, consists of representative companies considering various factors including product focus, stage of development, market capitalization and number of employees.

In August 2013, the Company announced that its Phase 3 clinical trial of Allovectin® failed to meet its pre-established endpoints. Following the announcement, the Company experienced a substantial reduction in its market capitalization and determined to reorganize and refocus its resources. As a result, the Compensation Committee made significant changes to our peer group during 2013 to be consistent with the Company’s ongoing operations and current market capitalization. The individual companies in our peer group for 2013 included Agenus Inc., Amicus Therapeutics, Inc., Anthera Pharmaceuticals, Inc., ArQule, Inc., AVEO Pharmaceuticals, Inc., Cell Therapeutics, Inc., Chelsea Therapeutics International, Ltd., Chimerix, Inc., Corcept Therapeutics Incorporated, Cytokinetics, Incorporated, Dynavax Technologies Corporation, Galena Biopharma, Inc., Geron Corporation, NovaBay Pharmaceuticals, Inc., Omeros Corporation, OncoGenex Pharmaceuticals Inc., Oncothyreon Inc., Pain Therapeutics, Inc., Peregrine Pharmaceuticals Inc., Sunesis Pharmaceuticals, Inc., Synta Pharmaceuticals Corp., Targacept, Inc., Threshold Pharmaceuticals, Inc., XOMA Corporation, and ZIOPHARM Oncology Inc.

We believe that the practices of the peer group of companies provide us with appropriate compensation benchmarks for base salary, cash bonuses and equity-based awards. For benchmarking executive compensation, we typically review compensation survey data obtained from subscription services as well as the compensation data we have collected from the peer group of companies. This data is presented to the Compensation Committee as part of the annual review process.

2013 Performance Goals

We do not directly associate the achievement of any corporate goal, the overall performance score for corporate goals, or an executive’s overall performance with respect to his or her individual goals, with any particular compensation outcome. Rather, the overall performance score for corporate goals and each executive’s overall performance with respect to his or her individual goals is used as a tool for the Compensation Committee to evaluate appropriate salary increases, cash bonuses and stock-based awards.

2013 Corporate Goals

When choosing our corporate goals, the Board of Directors generally aims to create stretch goals set in a manner that will motivate our executives. As a result, we are expected to achieve objectives that exceed the Board’s expectations. As an example of the difficulty of achieving the corporate goals set by the Board, in 2012 the Company’s achievement of corporate goals resulted in 76 out of 100 possible points on the sliding scale system described below under, “Achievement of 2013 Corporate and Individual Goals”. Corporate goals for finance are set with specific quantitative targets, while corporate goals for business development and product development have both quantitative and qualitative targets.

Typically annual corporate goals are proposed by management, reviewed, modified where appropriate and finally approved by the Board of Directors by no later than the first quarter of the applicable calendar year. For 2013, the Board determined that we should have two sets of goals. The first set of goals related to the first six months of the year, and the second set of goals was determined after the results from the Allovectin® Phase 3 clinical trial become known. The Board determined to set 2013 corporate goals in this manner because it felt that the results of the trial would have a significant impact on the Company’s focus and strategy going forward.

Each set of corporate goals targeted the achievement of specific research, clinical, regulatory, operational and administrative milestones within the three corporate departments described above.

The Compensation Committee established the following set of goals for the first six months of 2013:

•	The Company’s finance corporate goal consisted of maintaining an annual cash burn of $19 million or less for the first six months of 2013.

•	The Company’s business development corporate goal consisted of the identification of two key executives that could be hired within 30 days of the unblinding of the Allovectin® Phase 3 clinical data.

•	The Company’s product development corporate goals included the following:

•	obtaining a recommendation from our advisory committee on the unblinding of the Allovectin® Phase 3 clinical data;

•	completing certain manufacturing and related activities for Allovectin®; and

•	completing certain product development objectives for ASP0113.

The Compensation Committee established the following set of goals after the release of the Allovectin® Phase 3 clinical data:

•	The Company’s finance corporate goal consisted of maintaining an annual cash burn of $15 million or less for the second half of 2013.

•	The Company’s business development corporate goal consisted of obtaining agreement from the Company’s Board on strategic options for the Company.

•	The Company’s product development corporate goals included the following:

•	completing certain product development objectives for ASP0113;

•	completing certain manufacturing and related activities for ASP0113;

•	obtaining IND allowance for the Company’s HSV-2 clinical trial; and

•	initiating an HSV-2 Phase 1/2 clinical trial by December 2013.

2013 Individual Goals

Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each executive and approved by our CEO. The CEO’s goals consist entirely of the corporate goals approved by the Board of Directors. In determining CEO compensation, the Board of Directors considers the achieved corporate goals and any other factors that, in the judgment of the Board, contributed to the creation of shareholder value during the prior year.

The 2013 key individual goals for the Company’s Senior Vice President, Corporate Development included:

•	developing corporate strategy and operational plans for the commercial launch of Allovectin®;

•	engaging prospective partners and obtaining a term sheet for a European commercial partnership agreement for Allovectin®;

•	obtaining license agreements for Vaxfectin and CyMVectin; and

•	managing the Company’s partnership with Astellas.

The 2013 key individual goals for the Company’s Vice President, Vaccine Research included:

•	providing oversight for the development aspects of the Company’s Allovectin® program;

•	filing an investigational new drug application for, and initiating, the HSV-2 Phase 1/2 clinical trial;

•	managing the Company’s vaccine research efforts; and

•	providing development and manufacturing support for the ASP0113 program, including assisting with critical objectives and serving as a member of joint project steering committees.

The 2013 key individual goals for the Company’s Vice President Finance, Chief Accounting Officer included:

•	supporting the development of strategic and tactical operating plans for Allovectin®;

•	managing the Company’s operations within budget;

•	providing financial department support for the Company’s on-going partnerships and clinical trials; and

•	updating the Company’s long-term strategic plans.

The CEO performs an interim assessment of the individual goals for the Company’s other executive officers in the third quarter of each calendar year to determine individual progress against the previously established goals. The individual goals for the Company’s executive officers, other than the CEO, may be modified at that time to account for significant changes in the Company’s operating strategy.

Achievement of 2013 Corporate and Individual Goals

The achievement of corporate goals is measured on a sliding scale based on the Company’s actual performance relative to the specified target levels. The Company typically expects the level of achievement of each goal to fall in the mid to upper end of the scale. Each corporate goal has a maximum number of points possible on the scale, which is weighted based on the goal’s importance to the Company’s overall performance. For the first half of 2013, the Company’s finance, business development and product development corporate goals accounted for 10, 5 and 35 points, respectively, of the 50 overall points possible for the achievement of the first half corporate goals. For the second half of 2013, the Company’s finance, business development and product development corporate goals accounted for 10, 10 and 30 points, respectively, of the 50 overall points possible for the achievement of the second half corporate goals.

Following each year, the Compensation Committee, based upon the recommendations of the Company’s management, determines the extent to which each corporate goal was achieved for the previous year, which results in an overall performance score for the previous year’s corporate goals. The Compensation Committee generally considers a score of between 55 and 74 points as meeting expectations for corporate goals as a whole.

For 2013, the Compensation Committee scored the actual performance of the corporate goals relative to the specified targets as follows:

Goals for the first half of 2013

•	maintaining an annual cash burn of $19 million or less for the first six months of 2013 (achieved 10 out of 10 points);

•	identification of two key executives that could be hired within 30 days of the unblinding of the Allovectin® Phase 3 clinical data (achieved 3 out of 5 points);

•	obtaining a recommendation from our advisory committee on the unblinding of the Allovectin® Phase 3 clinical data (achieved 15 out of 15 points);

•	completing certain manufacturing and related activities for Allovectin® (achieved 0 out of 15 points); and

•	completing certain product development objectives for ASP0113 (achieved 2 out of 5 points).

Goals for the second half of 2013

•	maintaining an annual cash burn of $15 million or less for the second six months of 2013 (achieved 8 out of 10 points);

•	obtaining agreement from the Company’s Board on strategic options for the Company (achieved 8 out of 10 points);

•	completing certain product development objectives for ASP0113 (achieved 4 out of 5 points);

•	completing certain manufacturing and related activities for ASP0113 (achieved 5 out of 5 points);

•	obtaining IND allowance for the Company’s HSV-2 clinical trial (achieved 8 out of 10 points); and

•	Initiating an HSV-2 Phase 1/2 clinical trial by December 2013 (achieved 10 out of 10 points).

The Compensation Committee’s assessment of each corporate goal on the sliding scale resulted in a total of 73 points out of the 100 points possible for corporate goal achievement in 2013.

Consistent with the Company’s compensation philosophy, the evaluation of the achievement of individual goals by each executive (other than the CEO) begins with a written self-assessment, which is submitted to the CEO. The CEO prepares a written evaluation based on the executive’s self-assessment, the CEO’s own evaluation of the executive’s performance, and input from others within the Company. Whether and to what extent an executive’s individual goals were met is determined on an aggregate, rather than goal-by-goal, basis. For 2013, it was determined that the Company’s Senior Vice President, Corporate Development, the Company’s Vice President, Vaccine Research and the Company’s Vice President Finance, Chief Accounting Officer all achieved their individual goals on an aggregate basis.

Determination of Executive Compensation

After performing the individual evaluations, the CEO submits recommendations for approval to the Compensation Committee for salary increases, cash bonuses, and stock-based awards for the other executives. In the case of the CEO, his individual performance evaluation is conducted by the Compensation Committee, which determines his base salary, cash bonus, and stock-based awards. Annual base salary increases, annual stock-based awards, and annual cash bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

In addition to corporate and individual goal achievement, the Compensation Committee also considers the following factors in determining an executive’s compensation package:

•	The executive’s role within the Company and the compensation data for similar persons in peer group companies and subscription compensation survey data;

•	The demand for executives with the executive’s specific expertise and experience;

•	A comparison to other executives within the Company having similar levels of expertise and experience; and

•	Uniqueness of the executive’s industry skills.

The Compensation Committee retains ultimate discretion as to whether any salary increases, cash bonuses or stock-based awards will be awarded for any year, including whether to accept or vary from the CEO’s recommendations for other executives.

2013 Compensation Decisions

The Compensation Committee did not approve any increases in base salary or cash bonuses for its executive officers for 2013, primarily as a result of the Allovectin® program not meeting its agreed upon endpoints and the resulting impact on stockholder value. Based upon the individual assessment of the achievement of goals established for 2013, the Compensation Committee did approve certain stock-based awards for our named executive officers. Specifically, in January of 2014, the Compensation Committee granted Vijay B. Samant, Igor P. Bilinsky, Larry R. Smith, and Anthony A. Ramos restricted stock units covering 330,000, 90,000, 90,000 and 70,000 shares, respectively, and stock options covering 500,000, 135,000, 135,000 and 100,000 shares, respectively. The restricted stock units granted to our executive officers in 2014 vest over a three year period. The stock options granted to our executive officers, other than our CEO, also vest over a three year period. The vesting of our CEO’s stock option granted in 2014 is entirely dependent upon the achievement of performance-based goals over the next three years related to the clinical development of our HSV-2 vaccine candidate.

Factors influencing the determination of stock-based awards granted to Mr. Samant included the level of awards granted for 2012 and the median awards and equity position of CEOs in the Company’s peer group and companies represented in compensation survey data, the Compensation Committee’s assessment that demand for executives with Mr. Samant’s level of skill and experience was relatively high, the unique skills of Mr. Samant that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Factors influencing the determination of stock-based awards granted to Mr. Bilinsky included the level of awards granted for 2012 and the median awards and equity position of Business Development Executives in the Company’s peer group and companies represented in compensation survey data, the fact that Mr. Bilinsky achieved the majority of his 2013 individual goals, Mr. Bilinsky’s role in overseeing the Business Development activities of the Company, the Compensation Committee’s assessment that demand for executives with Mr. Bilinsky’s level of skill and experience was relatively high, the unique skills of Mr. Bilinsky that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Factors influencing the determination of stock-based awards granted to Dr. Smith included the level of awards granted for 2012 and the median awards and equity position of Product Development Executives in the Company’s peer group and companies represented in compensation survey data, the fact that Dr. Smith achieved the majority of his 2013 individual goals, Dr. Smith’s role in overseeing the scientific development activities of the Company, the Compensation Committee’s assessment that demand for executives with Dr. Smith’s level of skill and experience was relatively high, the unique skills of Dr. Smith that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Factors influencing the determination of stock-based awards granted to Mr. Ramos included the level of awards granted for 2012 and the median awards and equity position of financial executives in the Company’s peer group and companies represented in compensation survey data, the fact that Mr. Ramos achieved the majority of his 2013 individual goals, Mr. Ramos’s role in overseeing certain administrative functions of the Company, the Compensation Committee’s assessment that demand for executives with Mr. Ramos’s level of skill and experience was relatively high, the unique skills of Mr. Ramos that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

As a result of the restructuring that we completed following the negative results from the Allovectin® Phase 3 clinical trial, the Compensation Committee also granted one-time retention equity awards to certain of our remaining executives, excluding our CEO. These awards consisted of stock options and RSUs which vest on the one-year anniversary of the date of grant. The Compensation Committee granted these awards to help ensure that certain key employees remained with the Company during a critical transition phase and to ensure that the Company’s primary operating functions were not subject to further disruption.

Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that if our executives meet the performance expectations of the Compensation Committee, then their base salaries should be in line with the median range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. However we also believe that superior performance may, if justified, warrant compensation levels at up to the 100th percentile of the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our annual performance program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. Currently, all executives and certain non-executive employees are eligible for annual performance-based cash bonuses. The bonus amounts for our executives typically range between 30%-60% of their base salary. The payment of any bonus is at the discretion of the Compensation Committee.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives through equity-based awards. Our Stock Incentive Plan allows the grant to executives of stock options, restricted stock, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual stock-based grants as part of our overall compensation program. The cumulative amount of stock options granted as part of our annual performance program is approved by the Compensation Committee. All equity-based awards granted to executives are approved by our Compensation Committee or our Board of Directors. Our current practice, as required by our Stock Incentive Plan, is to price equity-based awards at the closing price of our common stock on the date the awards are granted.

Initial stock option awards. Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the grant date and a vesting schedule of 25% on the first anniversary of the date of hire and quarterly thereafter for the next three years. The amount of the initial stock option award is determined based on the executive’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review. The amount of the initial stock option award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Annual stock option awards. Our practice is to make annual stock option awards as part of our overall performance program or upon promotion. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted, including awards granted in prior periods, when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Restricted stock unit awards. We make grants of Restricted Stock Units (“RSUs”) to executives and certain non-executive employees to provide additional long-term incentive to build stockholder value. Because the shares underlying the RSUs have a defined value at the time the RSU grant is made, RSU grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. Because these awards are perceived to have more immediate value to the employee, they help ensure that certain key employees remain with the Company. However, the RSUs we grant generally cover fewer shares than the stock options we would grant for a similar purpose. The RSUs granted in January 2014 vest 33% on the first anniversary of the date of grant and quarterly thereafter for the next two years. Historically, the RSUs we granted typically vest 25% on the first anniversary of the date of grant and quarterly thereafter for the next three years. Executives have the option at the time of grant to defer the issuance of the shares underlying the RSUs beyond the date at which the RSU vests. This feature allows the individual to defer the payment of income taxes related to these shares until the shares underlying the RSU are issued. Upon vesting and issuance of the common stock underlying the RSU, the Company typically withholds from each holder the number of shares of common stock necessary in order to satisfy our statutory minimum tax withholding obligation. This feature provides the holders with a method to satisfy our statutory minimum tax withholding obligations without immediately selling a portion of the shares issued. Beginning in April of 2014, the Company will no longer withhold vested shares to satisfy its statutory minimum tax withholding obligation of its executive officers.

Insider Trading Policy. We have an insider trading policy which establishes guidelines for the trading of our stock by our employees. The policy specifically restricts trading in our stock by employees during specified time periods generally surrounding the anticipated release of the Company’s annual or quarterly financial results. The policy also prohibits individuals that are deemed to be insiders from holding the Company’s stock in a margin account or pledging the Company’s stock as collateral for a loan at any time. In addition, the policy prohibits insiders from engaging in short sales, transactions in put or call options or derivative transactions (including but not limited to forward sale contracts, zero-cost collars or other hedging or monetization transactions) with respect to the Company’s stock at any time.

Other Compensation

We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses when certain executives join us. Generally, such cash signing bonuses are contractually required to be repaid on a pro-rata basis to the Company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment to assist with relocation expenses and/or to create additional incentive for an executive to join our Company in a position where there is high market demand. We also reimburse our CEO for costs up to $50,000 per year related to housing costs.

Termination Based Compensation

Severance. Upon termination of employment, our executive officers are entitled to receive severance payments. In determining whether to approve, and setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. If our executive officers, other than our CEO, are terminated without “cause” or they resign for “good reason” (as defined in their employment agreements), they will be entitled to severance consisting of continued base salary payments at the then-current rate for a period of 6 months. In addition, our Senior Vice President, Corporate Development receives the payment of health insurance premiums for 6 months and accelerated vesting on all his unvested stock awards if his employment is terminated without “cause” or if he resigns for “good reason” (as defined in his employment agreement). Our CEO’s employment agreement provides for severance consisting of 18 months of continued base salary, including the payment of health insurance premiums, plus a payment equal to one and one half times any cash bonus paid in the prior year, if his employment is terminated without “cause” or if he resigns for “good reason” (as defined in his employment agreement). In addition, our CEO receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 18 months from the date of termination.

In the event that the termination occurs within 24 months of a “change in control” (as defined in the agreements), the employment agreement for our CEO provides for severance of a lump sum equal to 24 months of base salary at the then-current rate, the payment of health insurance premiums for 18 months, plus a payment equal to one and one half times any cash bonus paid in the prior year. In addition, all outstanding unvested stock awards held by our CEO will vest immediately.

Additional details about these severance provisions, including definitions of “cause” and “good reason” can be found under “Potential Payments Upon Termination or Change of Control,” below. We believe that our executives’ severance packages are generally in line with severance packages offered to executives of the companies of similar size to us represented in the compensation data we reviewed.

Acceleration of vesting of equity-based awards. In addition to the severance provisions contained in the employment agreements with our CEO and our Senior Vice President, Corporate Development, provisions of our

Stock Incentive Plan allow our Board of Directors to grant stock-based awards to employees and executives that provide for the acceleration of vesting in the event of a “change of control” (as defined in the Plan). Currently, all of our outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of a change of control. The Compensation Committee believes that these provisions are properly designed to promote stability during a change of control and enable our executives to focus on corporate objectives during a change of control, even if their employment may be subsequently terminated.

Tax and Accounting Implications

Deductibility of executive compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executives.

Accounting for stock-based compensation. Beginning on January 1, 2006, the Company began accounting for stock-based compensation including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB ASC Topic 718. The Compensation Committee considers the accounting impact of equity-based compensation when developing the Company’s compensation strategy.

The Role of Stockholder Say-on-Pay Votes. We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation through a “say-on-pay” proposal. At our 2013 Annual Meeting of Stockholders, over 88% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms stockholder support of our overall approach to executive compensation. Accordingly, the Compensation Committee did not materially change its approach in 2013, other than its decision to use performance-based vesting for our CEO’s stock option awards. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this filing into any other filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

George J. Morrow

Gary A. Lyons

Stephen A. Sherwin, M.D.

SUMMARY COMPENSATION TABLE

The Company has entered into compensation agreements with its executives. The terms of those agreements provide for benefits such as relocation reimbursement, severance payments and vesting acceleration of equity-based awards in the event of a change of control. The terms of these benefits are further discussed under the heading “Compensation Components” included herein. The following table provides information regarding the compensation of each of our named executive officers for each of the three fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Vijay B. Samant President and Chief Executive Officer	2013 2012 2011	557,000 540,750 525,000	— 324,000 315,000	279,180 245,220 319,500	836,725 722,751 506,874	56,727 56,872 56,517	(3) (4) (5)	1,729,632 1,889,593 1,722,891

Igor P. Bilinsky Senior Vice President, Corporate Development	2013 2012 2011	271,830 266,500 260,000	— 70,000 70,000	87,306 51,240 39,925	263,010 153,734 61,612	6,756 6,651 6,546		628,902 548,125 438,083

Larry R. Smith, Ph.D. Vice President, Vaccine Research	2013 2012 2011	267,800 260,000 231,000	— 80,000 55,000	90,411 51,240 63,900	272,252 153,734 101,375	6,457 6,352 5,732		636,920 551,326 457,007

Anthony A. Ramos Vice President Finance, Chief Accounting Officer	2013 2012 2011	229,208 217,810 212,497	— 36,720 41,000	41,910 12,852 15,000	279,643 42,667 26,449	5,176 4,569 4,277		555,937 314,618 299,223

Jill M. Broadfoot (6) Senior Vice President, Chief Financial Officer and Secretary	2013 2012 2011	322,514 313,120 304,000	260,000 130,000 140,000	89,298 98,820 127,800	256,422 293,493 202,750	2,973 4,129 618		931,207 839,562 775,168

Alain P. Rolland (7) Pharm.D., Ph.D. Executive Vice President, Product Development	2013 2012 2011	346,698 339,900 330,000	285,600 142,800 158,000	72,904 98,820 127,800	210,779 293,493 202,750	6,181 4,205 5,971		922,162 879,218 824,521

(1)	Annual bonuses are granted after the completion of each calendar year at the Compensation Committee’s discretion, taking into account the Company’s performance against corporate goals and, except with respect to our CEO, each named executive officer’s performance against his or her individual goals, as more fully described above.

(2)	These amounts represent the grant date fair value of equity-based awards granted by the Company during the years presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 1 to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 14, 2014.

(3)	Of the amount shown, $50,000 represents housing costs, including $31,619 in rent and utility payments for an apartment for Mr. Samant and $14,593 for tax reimbursements.

(4)	Of the amount shown, $50,000 represents housing costs, including $32,368 in rent and utility payments for an apartment for Mr. Samant and $14,348 for tax reimbursements.

(5)	Of the amount shown, $50,000 represents housing costs, including $31,784 in rent and utility payments for an apartment for Mr. Samant and $14,633 for tax reimbursements.

(6)	Ms. Broadfoot’s last day of employment was April 1, 2013. Ms. Broadfoot’s salary and bonus for 2013 includes severance payments of $240,645 and $130,000, respectively.

(7)	Mr. Rolland’s last day of employment was August 22, 2013. Mr. Rolland’s salary and bonus for 2013 includes severance payments of $123,345 and $142,800, respectively.

GRANTS OF PLAN BASED AWARDS

The following table provides details regarding stock-based awards granted to each of our named executive officers during the fiscal year ended December 31, 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Vijay B. Samant	1/11/2013 1/11/2013	— 84,600	482,000 —	3.31 —	836,725 279,180

Igor P. Bilinsky	1/11/2013 1/11/2013 8/26/2013 8/26/2013	— 16,229 — 25,000	91,826 — 150,000 —	3.31 — 1.36 —	159,405 53,556 103,605 33,750

Larry R. Smith, Ph.D.	1/11/2013 1/11/2013 8/26/2013 8/26/2013	— 17,170 — 25,000	97,150 — 150,000 —	3.31 — 1.36 —	168,647 56,661 103,605 33,750

Anthony A. Ramos	1/24/2013 1/24/2013 4/16/2013 8/26/2013 8/26/2013	— 2,400 — — 25,000	18,000 — 70,000 150,000 —	3.41 — 4.00 1.36 —	32,191 8,160 143,847 103,605 33,750

Jill M. Broadfoot	1/11/2013 1/11/2013	— 27,060	153,109 —	3.31 —	256,422 89,298

Alain P. Rolland, Pharm.D., Ph.D.	1/11/2013 1/11/2013	— 22,092	125,000 —	3.31 —	210,779 72,904

(1)	The amounts shown reflect the number of shares underlying the RSUs granted to each named executive officer. The par value of $0.01 per share of the underlying shares of an RSU grant is paid by the named executive officer on the date of grant.

(2)	The right to exercise the above stock options and RSUs granted prior to August 26, 2013 vests 25% on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years. The right to exercise the above stock options and RSUs granted on August 26, 2013 vests 100% on the first anniversary of the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides details regarding outstanding stock-based awards for each of our named executive officers as of December 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Vijay B. Samant	100,000 75,000 60,000 100,000 80,000 240,000 337,500 309,375 158,375 —	— — — — — — 22,500 140,625 203,625 482,000	6.35 5.08 4.54 6.71 4.27 1.73 3.47 2.14 3.67 3.31	2/8/2014 2/21/2015 1/5/2016 1/4/2017 1/3/2018 1/8/2019 1/10/2020 1/6/2021 1/12/2022 1/10/2023	176,662	208,461

Igor P. Bilinsky	37,500 6,875 15,188 33,688 — —	12,500 3,125 11,812 43,312 91,826 150,000	2.24 2.14 3.47 3.67 3.31 1.36	10/27/2020 1/6/2021 8/18/2021 1/12/2022 1/10/2023 8/25/2023	54,260	64,027

Larry R. Smith, Ph.D.	3,000 4,500 2,000 1,700 10,000 20,000 15,000 45,000 63,281 61,875 33,688 — —	— — — — — — — — 4,219 28,125 43,312 97,150 150,000	6.35 4.78 4.54 4.74 4.85 6.71 4.27 1.73 3.47 2.14 3.67 3.31 1.36	2/8/2014 1/30/2015 1/5/2016 8/2/2016 9/13/2016 1/4/2017 1/3/2018 1/8/2019 1/10/2020 1/6/2021 1/12/2022 1/10/2023 8/25/2023	60,826	71,775

Anthony A. Ramos	20,000 1,675 3,425 2,000 2,500 17,000 23,438 1,625 17,188 10,063 — — —	— — — — — — 1,562 375 7,812 12,937 18,000 70,000 150,000	5.01 4.54 6.65 6.12 4.29 1.79 3.41 3.02 2.01 3.41 3.41 4.00 1.36	2/8/2015 1/5/2016 1/17/2017 2/15/2017 1/15/2018 1/15/2019 1/18/2020 7/15/2020 1/20/2021 1/22/2022 1/23/2023 4/15/2023 8/25/2023	32,339	38,160

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Jill M. Broadfoot	60,000 20,000 20,000 50,000 35,000 25,000 150,000 73,501 38,278	— — — — — — — — —	4.80 5.08 4.54 6.71 4.27 1.73 3.47 3.67 3.31	3/31/2014 3/31/2014 3/31/2014 3/31/2014 3/31/2014 3/31/2014 3/31/2014 3/31/2014 3/31/2014	—	—

Alain P. Rolland, Pharm.D., Ph.D.	15,000 15,000 15,000 30,000 25,000 100,000 150,000 157,500 91,876 46,875	— — — — — — — — — —	6.35 5.08 4.54 6.71 4.27 1.73 3.47 2.14 3.67 3.31	8/21/2014 8/21/2014 8/21/2014 8/21/2014 8/21/2014 8/21/2014 8/21/2014 8/21/2014 8/21/2014 8/21/2014	—	—

(1)	For options granted prior to August 26, 2013, the right to exercise vests 25% on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years. For those options granted on August 26, 2013, the right to exercise vests 100% on the first anniversary of the date of grant.

(2)	The market value of the RSUs is determined by multiplying the number of shares underlying the RSUs by the closing price for our common stock of $1.18 on December 31, 2013.

OPTION EXERCISES AND STOCK VESTED

The following table provides details regarding stock options exercised and RSUs vested for each of our named executive officers for the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($) (1)
Vijay B. Samant	—	—	101,813	(2)	317,416
Igor P. Bilinsky	—	—	9,250		27,381
Larry R. Smith, Ph.D.	—	—	20,187		62,954
Anthony A. Ramos	—	—	5,716		17,861
Jill M. Broadfoot	210,000	351,696	56,827	(3)	210,092
Alain P. Rolland, Pharm.D., Ph.D.	—	—	69,222		166,115

(1)	Represents the number of shares vested multiplied by the market value of the underlying shares on the vesting date less the purchase price of $0.01 per share.

(2)	Mr. Samant elected to defer receipt of 37,500 of these shares until January 7, 2016 and 5,000 of these shares until the earlier of a change in control as defined in the Stock Incentive Plan or 90 days following the termination of his employment.

(3)	Ms. Broadfoot elected to defer receipt of these shares until February 1, 2015. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment. As a result of Ms. Broadfoot’s resignation all of the shares she previously deferred were released.

NONQUALIFIED DEFERRED COMPENSATION TABLE

We grant RSUs to our executives and other employees. The RSUs granted typically vest 25% on the first anniversary date of the grant, with the remaining rights vesting quarterly over the remaining three years and, once vested, allow the participants to acquire shares of common stock at par value. At the time the RSU is granted, the employee has the option to defer the release of the common stock underlying the RSU to a future date which is after its vesting date. The election to defer the release of the common stock underlying the RSU also defers the required state and federal income tax withholding requirements until those shares are released. The election to defer the release of the common shares underlying the RSU is irrevocable. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment. The following table provides details regarding the value of stock awards as of December 31, 2013, for which issuance of the shares underlying those awards has been deferred, the increase in value of deferred shares during the current year and the value of deferred shares which were released during the current year.

Name	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Contributions ($)	Aggregate Balance at Last FY ($) (1)
Vijay B. Samant	—	—	339,988
Igor P. Bilinsky	—	—	—
Larry R. Smith, Ph.D.	—	—	—
Anthony A. Ramos	—	—	—
Jill M. Broadfoot	135,910	498,752	—
Alain P. Rolland, Pharm.D., Ph.D	—	—	—

(1)	Amount represents the market value of vested but unreleased shares multiplied by the closing price for our common stock of $1.18 on December 31, 2013.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements with our executive officers, which include provisions that entitle those executive officers to receive severance payments in specified cases upon termination without “cause” or resignation for “good reason”. Severance for our executive officers, other than our CEO, consists of continued base salary payments at the then-current rate for a period of 6 months. In addition, our Senior Vice President, Corporate Development receives the payment of health insurance premiums for 6 months and accelerated vesting on all his unvested stock awards if his employment is terminated without “cause” or if he resigns for “good reason”. Cause is defined as any one of the following: (i) failure to perform the executive’s duties, (ii) gross misconduct, (iii) fraud or (iv) a conviction of, or a plea of “guilty” or “no contest” to a felony. Good reason is defined as any one of the following: (i) a material reduction in authority or responsibility or significant demotion or (ii) a material reduction in base salary or a reduction in base salary of more than 25%. To resign for good reason, an executive must notify us of his or her intention within 60 days after the occurrence of a condition constituting “good reason” and provide us with 30 days to cure the condition. In the event that our executives qualify for severance payments, the salary continuation payments will be made on a semi-monthly basis and will be reduced dollar for dollar by any other compensation earned by the executives during the severance period as an employee or independent contractor.

We have entered into an employment agreement with our CEO, which provides for continued base salary payments at the then-current rate, including the payment of health insurance premiums, for a period of 18 months, plus a payment equal to one and one half times his cash bonus in the previous year, if his employment is terminated without “cause” or if he resigns for “good reason”. In addition, he receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 18 months from the date of termination. Cause is defined as any one of the following: (i) failure to perform the executive’s duties, (ii) gross misconduct, (iii) fraud or (iv) a conviction of, or a plea of “guilty” or “no contest” to, a felony. Good reason is defined as any one of the following: (i) a material reduction in authority or responsibility, (ii) removal of the direct reporting relationship with the Board of Directors, (iii) any material reduction in base compensation, or (iv) a material breach of the employment agreement by the Company. In the event that our CEO qualifies for severance payments, the salary continuation payments will be made on a semi-monthly basis, will be reduced dollar for dollar by any other compensation earned by him during the severance period, as an employee or consultant, and will be terminated if he enters into an employment or consulting agreement with a company which is primarily involved in research, development or commercialization of a method of delivery of naked DNA into humans or animals. In the event that the termination occurs within 24 months of a “change in control,” as defined in the agreement, our CEO’s employment agreement provides for a lump sum payment equal to 24 months of base salary, at the then-current rate, the payment of health insurance premiums for 18 months, plus a payment equal to one and one half times his cash bonus paid in the previous year. In addition, all outstanding unvested stock awards held by our CEO will vest immediately.

All of the Company’s outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of a change of control. A change of control is defined as the occurrence of either of the following events: (i) a change in the composition of the Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either: (a) had been directors of the Company 24 months prior to such change; or (b) were elected, or nominated for election, to the Board of Directors with the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (ii) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s securities eligible to vote for the election of directors.

The following table provides details of potential payments which could occur upon termination of the named executive officers or in the event of a change of control of the Company assuming a triggering event occurred on December 31, 2013.

Name	Cash Severance Payment ($) (1)	Bonus Payment ($)	Health Insurance Premiums ($) (1)	Acceleration of Equity Awards ($) (2)
Vijay B. Samant • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	835,500 835,500 1,114,000	— — —	35,850 35,850 35,850	148,693 148,693 206,695

Igor P. Bilinsky • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	135,915 135,915 135,915	— — —	5,500 5,500 5,500	63,484 63,484 63,484

Larry R. Smith, Ph.D. • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	133,900 133,900 133,900	— — —	— — —	— — —

Anthony A. Ramos • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	116,093 116,093 116,093	— — —	— — —	— — —

(1)	In the cases of an involuntary termination without cause and voluntary resignation with good reason, the amounts assume no subsequent employment or consultancy by the executive during the applicable severance period.

(2)	The amounts shown reflect (a) for stock options, the excess, if any, of the closing price for our common stock of $1.18 on December 31, 2013 over the exercise price of the stock options, multiplied by the number of shares underlying the options for which vesting is accelerated due to the specified termination and (b) for RSUs, the closing price for our common stock of $1.18 on December 31, 2013, multiplied by the number of shares underlying the RSUs for which vesting is accelerated due to the specified termination.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director. The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. The Board also takes into consideration the performance of the Company when determining the appropriate level of their compensation.

Director Fees

Each of our non-employee directors receives an annual fee of $44,000 for service on the Board of Directors. All fees are paid on a quarterly basis. Non-employee directors are also reimbursed for their expenses for each meeting attended.

Director Equity Awards

Under the Stock Incentive Plan, each of our new non-employee directors, on the date of his or her election to the Board of Directors, receives an option to purchase 60,000 shares of our common stock at its fair market value on the date of grant and an RSU covering 10,000 shares of our common stock. The shares subject to these options and RSUs generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. Each non-employee director who has served on our Board of Directors for at least six months on the date of each regular Annual Meeting of Stockholders also receives an annual grant of an option to purchase 50,000 shares of our common stock and an RSU covering 7,500 shares of our common stock. These options and RSUs vest in full on the date of the regular Annual Meeting of Stockholders for the year following the year in which the options and RSUs were granted. No more than an aggregate of 30% of the shares available under our Stock Incentive Plan are available for grant to non-employee directors. Our Board of Directors may provide discretionary grants under the Stock Incentive Plan to our non-employee directors. Under the Stock Incentive Plan, stock-based awards to purchase a total of 1,465,720 shares of our common stock have been granted to our current non-employee directors, with 289,075 shares of this total amount granted during the fiscal year ended December 31, 2013.

Fees and Equity Awards of the Chairman of the Board of Directors

Dr. Douglas receives a total annual fee of $64,000 for serving as Chairman of our Board of Directors. Our Chairman of the Board of Directors also receives an annual grant of an option to purchase 65,000 shares of our common stock and an RSU covering 7,500 shares of our common stock under the Stock Incentive Plan (in lieu of the annual grant of an option to purchase 50,000 shares and an RSU covering 7,500 shares which he would otherwise receive as a non-employee director), which vest in full on the date of the regular Annual Meeting of Stockholders for the year following the year in which the options and RSUs were granted.

Committee Fees

The Chairman of the Audit Committee receives an annual Audit Committee Chairman fee of $25,000. The Chairman of the Compensation Committee receives an annual Compensation Committee Chairman fee of $15,000. The Chairman of the Nominating/Governance Committee receives an annual Nominating/Governance Committee Chairman fee of $10,000. All non-chairman Committee members receive an additional fee of $7,000 for each committee on which they serve.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2013.

Name (1)	Fees Earned in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
R. Gordon Douglas, M.D.	78,000	21,250	83,750	—		183,000
Richard M. Beleson	36,500	25,000	75,000	—		136,500
Gary A. Lyons	61,000	21,250	63,750	90,000	(3)	236,000
Robert C. Merton, Ph.D.	69,000	21,250	63,750	—		154,000
George J. Morrow	58,750	21,250	63,750	—		143,750
Stephen A. Sherwin, M.D.	40,000	25,000	75,000	—		140,000
Robert H. Campbell (4)	29,250	—	—	—		29,250

(1)	Vijay B. Samant, the Company’s President and CEO, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director.

(2)	These amounts represent the grant date fair value of equity-based awards granted by the Company during 2013, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 1 of the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 14, 2014. As of December 31, 2013, each director had the following number of shares underlying RSUs and options outstanding, respectively: R. Gordon Douglas, M.D. – 5,953 and 453,296; Richard M. Beleson – 7,003 and 40,176; Gary A. Lyons – 5,953 and 284,678; Robert C. Merton, Ph.D. – 5,953 and 298,741; George J. Morrow – 10,748 and 75,894; and Stephen A. Sherwin, M.D. – 7,003 and 40,176.

(3)	The compensation relates to a consulting agreement entered into with the Company in August 2010. The agreement was subsequently amended to extend the consulting term in December 2010, June 2011, December 2011, June 2012, January 2013 and in June 2013. The agreement was not renewed when it expired in December 2013.

(4)	Effective May 23, 2013, Mr. Campbell was no longer a member of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2013, with respect to our equity compensation plan in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs (a)		Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	9,189,935	(1)	$3.15	7,871,325

(1)	Includes 785,747 RSUs.

SECURITY OWNERSHIP

Security Ownership of Directors and Named Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2014, for each director of the Company, each executive named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of March 1, 2014	Total Stock and Stock Based Holdings	Percent of Total (1)
Vijay B. Samant	188,776	1,644,352	1,833,128	2.07%
Igor P. Bilinsky	5,422	142,804	148,226	*
Larry R. Smith, Ph.D.	52,748	316,321	369,069	*
Anthony A. Ramos	1,155	130,706	131,861	*
R. Gordon Douglas, M.D.	87,328	401,248	488,576	*
Gary A. Lyons	57,328	245,059	302,387	*
George J. Morrow	1,999	14,003	16,002	*
Robert C. Merton, Ph.D.	69,828	259,122	328,950	*
Richard M. Beleson	75	—	75	*
Stephen Sherwin, M.D.	—	—	—	*
Jill M. Broadfoot	7,951	471,779	479,730	*
Alain P. Rolland, Pharm.D., Ph.D.	127,583	631,251	758,834	*
All directors and executive officers as a group (12 persons)	600,193	4,256,645	4,856,838	5.33%

*	Less than 1%

(1)	Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of March 1, 2014 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2014), by the sum of the total number of shares outstanding as of March 1, 2014, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2014. Applicable percentages are based on 86,816,728 shares of our common stock outstanding as of March 1, 2014, adjusted as required.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 1, 2014, for each stockholder who was a beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock on such date. The information below is based on filings by the beneficial owners with the SEC pursuant to section 13(g) under the Exchange Act as well as additional information provided to us by the stockholders as noted in the footnotes below. The Company is not aware of any other beneficial owner of more than five percent of the Company’s Common Stock.

Name and Address	Common Stock	Percent of Total (1)
Singer, James R. (2) P.O. Box 7020 Portland, ME 04112	8,670,000	10.0%
Fidelity Management and Research Company (3) 245 Summer Street Boston, MA 02210	8,229,230	9.5%
Ariel Investments, LLC (4) 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	7,062,104	8.1%
BlackRock, Inc. (5) 40 East 52nd Street New York, NY 10022	5,433,702	6.3%

(1)	Percent of shares beneficially owned by any stockholder is calculated by dividing the number of shares beneficially owned by the stockholder by the sum of the number of shares outstanding as of March 1, 2014. Applicable percentages are based on 86,816,728 shares of our common stock outstanding as of March 1, 2014.

(2)	Based on Amendment No. 10 to Schedule 13G filed by James R. Singer (“Singer”) on January 14, 2014. According to the schedule 13G filed, Singer had sole voting power with respect to 8,670,000 shares of our common stock as of December 31, 2013.

(3)	Based on Amendment No. 3 to Schedule 13G filed by Fidelity Management and Research Company (“Fidelity”) on February 14, 2014. According to the schedule 13G, 8,229,230 shares of our common stock were beneficially owned by Fidelity as of December 31, 2013.

(4)	Based on Schedule 13G filed by Ariel Investments, LLC (“Ariel”) on February 14, 2014. According to the schedule 13G, 7,062,104 shares of our common stock were beneficially owned by Ariel as of December 31, 2013.

(5)	Based on Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 31, 2014. According to the schedule 13G, 5,433,702 shares of our common stock were beneficially owned by BlackRock as of December 31, 2013.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

In addition, at our Annual Meeting of Stockholders held on May 26, 2011, our stockholders voted to express their preference on the frequency of future advisory votes on executive compensation. Because the frequency of once per year received the highest number of votes cast, our Board determined that we will include a non-binding advisory vote on executive compensation in our proxy materials every year until the next required advisory vote of our stockholders on the frequency of future advisory votes on executive compensation.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young has been engaged as our independent registered public accounting firm since June 2, 2006. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Fees of Principal Accounting Firm

The following table sets forth certain fees paid to Ernst & Young for the fiscal years ended December 31, 2013 and 2012:

	Year Ended 12/31/13	Year Ended 12/31/12
Audit Fees (1)	$550,837	$567,997
All Other Fees (2)	1,995	1,915

(1)	Represents aggregate fees for professional services rendered for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Includes fees for a subscription to an online accounting research library.

All fees described above were approved by the Audit Committee of our Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee of our Board of Directors has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee of our Board of Directors has determined that the rendering of non-audit services by Ernst & Young was compatible with maintaining the independence of Ernst & Young and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Robert C. Merton, Ph.D., Chairman of the Audit Committee, Richard M. Beleson and George J. Morrow. All of the members of the Audit Committee are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Vical’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young a formal written statement describing all relationships between Vical and its independent registered public accounting firm that might bear on the registered public accounting firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young any relationships that may impact their objectivity and independence and satisfied itself as to Ernst & Young’s independence.

The Audit Committee discussed with Ernst & Young the matters required to be communicated under Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Ernst & Young’s examination of Vical’s 2013 financial statements and effectiveness of internal control over financial reporting.

Based upon the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representation of Vical’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that Vical include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate Vical’s existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Ernst & Young in performing the examination of Vical’s financial statements for the fiscal year ended December 31, 2013, and engaged Ernst & Young as Vical’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee is seeking stockholder ratification of the selection of Ernst & Young to serve as Vical’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit Committee

Robert C. Merton, Ph.D.

Richard M. Beleson

George J. Morrow

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, named executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2013, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements, with the exception of Anthony A. Ramos who was late filing three Form 4s in April 2013.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vical stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Vical Incorporated, Investor Relations, 10390 Pacific Center Court, San Diego, California 92121-4340 or contact Vijay B. Samant at (858) 646-1100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors

Vijay B. Samant

President and Chief Executive Officer

San Diego, California

April 9, 2014

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000205007_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert C. Merton 02 Vijay B. Samant VICAL INCORPORATED 10390 PACIFIC CENTER COURT SAN DIEGO, A 92121-4340 ATTN: TONY RAMOS Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 An advisory approval of the compensation of the Company’s named executive officers as described in the proxy statement 3 To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2014 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000205007_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com . VICAL INCORPORATED Annual Meeting of Stockholders May 22, 2014 8:00 AM PDT This proxy is solicited by the Board of Directors The undersigned stockholder of Vical Incorporated, or the “Company,” acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2014, and the undersigned revokes all prior proxies and appoints Vijay B. Samant and Anthony A. Ramos, and each of them, as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 4401 Eastgate Mall, San Diego, California 92121, at 8:00 a.m., Pacific Time, on May 22, 2014, or at any adjournment, continuation or postponement thereof, and instructs said proxies to vote as indicated on the reverse. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 and 3. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side